UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2018

NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-2960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9320 Lakeside Boulevard, Suite 100 The Woodlands, TX		77381
(Address of principal executive offices)		(Zip Code)
 Registrant’s telephone number, including area code: (281) 362-6800
_____________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously disclosed by Newpark Resources, Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2018, the Company and Phillip T. Vollands mutually agreed, effective November 15, 2018, to terminate his Employment Agreement dated July 1, 2017.
On December 3, 2018, the Company and Mr. Vollands entered into a Separation Agreement and General Release (the “Separation Agreement”), to be effective as of the "Effective Date" as defined therein. The Separation Agreement requires that, as a condition to the receipt of certain benefits therein, Mr. Vollands continue to comply with certain post-employment restrictions contained in his Employment Agreement, including confidentiality provisions and restrictive covenants, including non-solicitation restrictions, non-disparagement obligations and non-compete restrictive covenants.
Pursuant to the terms of his Employment Agreement dated July 1, 2017, Mr. Vollands will receive or has received, as applicable, (i) all regular pay through the Effective Date, (ii) payment for all accrued, unused vacation through the Effective Date, (iii) a total gross separation amount of $1,105,360.25, (iv) continued coverage under group health and other plans for 18 months, with 12 months being paid by the Company, and (v) access to independent outplacement services not to exceed a value of $20,000. All payments pursuant to his Employment Agreement are subject to applicable tax withholding.
In return for his execution of the Separation Agreement, Mr. Vollands will be entitled to the following post-employment compensation and benefits in addition to those contained in his Employment Agreement: (i) vesting of a pro rata portion of the restricted stock unit granted to Mr. Vollands on May 18, 2017, (ii) vesting of a pro rata portion of the long term cash incentive award granted to Mr. Vollands on June 10, 2017, (iii) extension of the post-termination exercise period for currently vested non-qualified stock options to twelve (12) months, and (iv) a cash payment of $69,445.25 which is equal to the remaining portion of Mr. Volland's 2017 annual cash incentive plan award.
The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by the Separation Agreement and General Release, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
The foregoing description of the compensation and benefits available to Mr. Vollands pursuant to his Employment Agreement is not complete and is qualified in its entirety by his Employment Agreement dated as of July 1, 2017, which is incorporated by reference and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 3, 2017.

Item 9.01. Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and General Release between Newpark Resources, Inc. and Phillip T. Vollands, dated December 3, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
Dated:	December 5, 2018	By:	/s/ Gregg S. Piontek
Gregg S. Piontek
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)